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                                                                     EXHIBIT 7.9

                              March 12, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
J.P. MORGAN SECURITIES INC.
ROBERTSON STEPHENS, INC.
 as Representative(s) of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281

          Re:  Proposed Public Offering by Regeneron Pharmaceuticals, Inc.
               -----------------------------------------------------------

Dear Sirs:

          The undersigned, a stockholder (the "Stockholder") of Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), understands that
                                                    -------
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

("Merrill Lynch"), J.P. Morgan Securities Inc., and Robertson Stephens, Inc.
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propose to enter into a Purchase Agreement (the "Purchase Agreement") providing
                                                 ------------------
for the public offering of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). In recognition of the benefit that such
                       ------------
an offering will confer upon the Stockholder as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the Stockholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the Stockholder or with respect to which the Stockholder has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

          Notwithstanding anything in this agreement to the contrary, this agreement shall not apply to the sale of up to 500,000 shares of Common Stock by the Stockholder to the underwriters pursuant to the Purchase Agreement and the transactions contemplated thereby.
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          Merrill Lynch shall notify the Stockholder within one business day after the date the Purchase Agreement is signed by Merrill Lynch. Furthermore, it is agreed that Merrill Lynch will not grant a waiver of any of the restrictions set forth above to any other stockholder or any officer or director of the Company without offering the same waiver to the Stockholder; provided that this restriction shall not apply to any waiver for any officer or director for a maximum sale of up to 50,000 shares.


                                    Very truly yours,

                                    AMGEN INC.

                                        /s/ Kathryn E. Falberg
                                    By: _____________________________
                                        Name:  Kathryn E. Falberg
                                        Title: Senior Vice President,
                                               Finance and Corporate
                                               Development, and Chief
                                               Financial Officer